UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2024

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 16, 2024, Pacific Biosciences of California, Inc. (the “Company”) issued a press release providing a business update and announcing certain unaudited preliminary financial results as of and for the quarter ended March 31, 2024 (the “Press Release”). A copy of the Press Release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K, including the sections of the Press Release incorporated by reference herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On April 16, 2024, the Company announced a plan to reduce its annualized run-rate operating expenses on a non-GAAP basis by $50 million to $75 million by the end of 2024 in relation to the Company’s prior guidance of 5% operating expense growth. This plan is designed to better align the Company’s organizational structure and resources with its strategic initiatives. At this time, the Company is unable to make a determination of the estimated amount or range of amounts for charges to be incurred in connection with these actions. The Company will provide further details by amendment to this Current Report on Form 8-K at such time as it is able to estimate the costs the Company expects to incur.

This Item 2.05 contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to the Company’s expected operating expense reductions, the expected timing of such reduction and the charges and financial impact associated with such reductions. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of those risks and uncertainties, which include, without limitation, risks related to the Company’s operating expense reductions and the Company’s ability to accurately estimate the charges associated with such reductions. Other factors that could cause actual results to differ from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In addition, the charges associated with the Company’s operating expense reductions may be greater than anticipated. The Company’s operating expense reductions may have an adverse impact on the Company’s business and results of operations. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. The Company disclaims any obligation to update information contained in any forward-looking statements contained in this Item 2.05 whether as a result of new information, future events, or otherwise.

ITEM 8.01.	OTHER EVENTS.

The information set forth in the Press Release, solely to the extent such information references the Company’s expectations for preliminary revenue estimates for the quarter ended March 31, 2024 and preliminary cash, cash equivalents and investments balance as of March 31, 2024, together with the paragraph set forth under the heading “Forward-looking statements”, is incorporated by reference into Item 8.01 of this Current Report on Form 8-K.

The portions of the Press Release incorporated by reference into Item 8.01 of this Current Report on Form 8-K are being filed pursuant to Item 8.01. The remaining portions of the Press Release are being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Because the Company’s financial statements as of and for the quarter ended March 31, 2024 have not yet been finalized or audited and remain subject to change, the Company’s final results for such periods may differ materially from the unaudited preliminary financial information included in the Press Release. Accordingly, you should not place undue reliance on the unaudited preliminary financial information included in the Press Release.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release issued by Pacific Biosciences of California, Inc. dated April 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Brett Atkins
Brett Atkins
General Counsel
Date: April 16, 2024